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                                                          EXHIBIT 10.19


                                 ASHLAND INC.
                INCENTIVE COMPENSATION PLAN FOR KEY EXECUTIVES



1.       PURPOSE

         The principal purposes of the Ashland Inc. Incentive Compensation Plan for Key Executives (the "Plan") are to provide to Eligible Officers incentives to earn annual incentive compensation through the achievement of performance goals and to assist the Company in attracting, motivating and retaining key employees on a competitive basis.

2.       DEFINITIONS

         Terms not otherwise defined herein shall have the following meanings:

         (a)      "Board" means the Board of Directors of Ashland Inc.

         (b) "Change in Control" shall be deemed to occur (1) upon the approval of the shareholders of the Company (or if such approval is not required, upon the approval of the Board) of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company or (C) adoption of any plan or proposal for the liquidation or dissolution of the Company, (2) when any "person" (as defined in Section 3(a)(9) or 13(d) of the Exchange
Act), other than the Company or any subsidiary or employee benefit plan or trust maintained by the Company or any of its subsidiaries, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 20% of the Common Stock outstanding at the time, without the prior approval of the Board, or (3) if at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

         (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (d) "Committee" means the Personnel and Compensation Committee of the Board.

         (e) "Common Stock" means the common stock, $1.00 par value, of Ashland Inc.

         (f)      "Company" means Ashland Inc., its divisions and subsidiaries.

         (g)      "Eligible Officer" means an executive officer described in
Section 4.

         (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (i) "Executive Officer" means an executive officer as defined in Rule 3b-7 under the Exchange Act.

         (j) "Fair Market Value" means, as of any specified date (or, if a weekend or holiday, the next preceding business day), the closing price of a share of Common Stock, as reported on the Composite Tape for New York Stock Exchange issues.

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         (k) "Hurdle"  means the minimum  Performance  Goal(s) that must be reached in order for the Eligible Officer to receive any Incentive Award.

         (l) "Incentive Award" means the amount determined by the Committee to be payable to a Participant upon the achievement of the Performance Goals for the particular Performance Period.

         (m) "Participant" means any Eligible Officer who receives an Incentive Award under the Plan for a Performance Period.

         (n) "Performance Goals" mean performance goals as may be established in writing by the Committee which may be based on earnings, stock price, return on equity, return on investment, total return to shareholders, economic value added, debt rating or achievement of business or operational goals, such as drilling or exploration targets or profit per barrel. Such goals may be absolute in their terms or measured against or in relationship to other companies comparably or otherwise situated. Such performance goals may be particular to an Eligible Officer or the division, department, branch, line of business, subsidiary or other unit in which the Eligible Officer works and/or may be based on the performance of the Company generally.

         (o) "Performance Period" means an annual period based upon the Company's fiscal year, except to the extent the Committee determines otherwise.

         (p) "Target" means the Performance Goal(s) that must be reached in order for the Eligible Officer to receive the maximum Incentive Award. The maximum Incentive Award is a fixed percentage of the midpoint of the salary range for the position held by the Eligible Officer and is based upon the Eligible Officer's level of employment. No Eligible Officer may receive a maximum Incentive Award more than 150% of their salary range midpoint.

3.       SHARES; ADJUSTMENTS IN THE EVENT OF CHANGES IN CAPITALIZATION

         (a) Shares Authorized for Issuance. There shall be reserved for issuance under the Plan 150,000 shares of Common Stock, subject to adjustment pursuant to subsection (b) below. Such shares shall be authorized but unissued shares of Common Stock.

         (b) Adjustments in Certain Events. In the event of any change in the outstanding Common Stock by reason of any stock split, share dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange or reclassification of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than cash dividends, the number or kind of shares that may be issued under the Plan shall be automatically adjusted so that the proportionate interest of the Eligible Officers shall be maintained as before the occurrence of such event.

4.       ELIGIBILITY

         The Chief Executive Officer and the Chief Operating Officer of the Company, plus any other Executive Officers chosen by the Committee, shall be eligible to participate in the Plan. An individual who becomes eligible to participate in the Plan during the Plan Year may be approved by the Committee for a partial year of participation.

5.       ADMINISTRATION

         Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties.

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6.       AWARDS; PAYMENT

         (a) No later than 90 days after the commencement of each Performance Period, the Committee shall establish in writing one or more Performance Goals, including the Hurdle and Target, that must be reached by an Eligible Officer in order to receive an Incentive Award for such Performance Period. The Committee shall have the discretion to later revise the Performance Goals and the amount to be paid out upon the attainment of these goals solely for the purpose of reducing or eliminating the amount of compensation otherwise payable upon attainment of the Performance Goals; provided that the Performance Goals and the amounts payable upon attainment of the Performance Goals may be adjusted during any Performance Period to reflect promotions, transfers or other changes in a Participant's employment so long as such changes are consistent with the Performance Goals established for other Participants in the same or similar positions.

         (b) The amount payable to a Participant shall be based upon the achievement of the Performance Goals and the Participant achieving the highest possible individual performance rating for the Performance Period. To the extent that a Participant does not achieve the highest possible individual performance rating for the Performance Period, the Committee shall have the discretion to reduce the amount payable to such Participant; provided, however, that no payment for individual performance shall be made unless the Performance Goals are achieved.

         (c) Payment of Incentive Awards shall be made on a date or dates fixed by the Committee. Payment may be made in one or more installments and may be made wholly in cash, wholly in shares of Common Stock or a combination thereof as determined by the Committee.

                  In addition, Participants may be offered the opportunity to defer the receipt of payment of an Incentive Award. Common Stock may be granted (i) as a bonus for deferral or (ii) as a bonus for retaining for a specified period of time, Common Stock received in payment of an Incentive Award, all under such terms as may be established by the Committee from time to time. Notwithstanding, in no event shall the value of the Common Stock granted as a bonus for deferral or retention exceed 20% of the value of the Incentive Award so deferred or retained. Any and all payments made under the Plan shall be subject to applicable federal, state or local taxes required by law to be withheld.

                  If payment of an Incentive Award shall be made all or partially in shares of Common Stock, the number of shares of Common Stock to be delivered to a Participant on any payment date shall be determined by dividing (x) the original dollar amount to be paid on the payment date (or the part thereof determined by the Committee to be delivered in shares of such Incentive Award) by (y) the Fair Market Value on the date the Board approves the Committee's decision to pay an Incentive Award.

         (d) An Incentive Award shall terminate for all purposes if the Participant does not remain continuously employed and in good standing with the Company until the date of payment of such award. In the event an Eligible Officer's employment is terminated because of death, disability or retirement, the Eligible Officer (or his or her beneficiaries or estate) shall receive a pro rata portion of the payment of an Incentive Award for which the Eligible Officer would have otherwise been eligible based upon the portion of the Performance Period during which he or she was so employed so long as the Performance Goals are subsequently achieved.

7.       INALIENABILITY OF BENEFITS

         Incentive Awards may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except by will or pursuant to the laws of descent and distribution) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or any other manner.

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8.       GOVERNING LAW

         The provisions of this Plan shall be interpreted and construed in accordance with laws of the Commonwealth of Kentucky.

9.       AMENDMENTS

         The Committee may amend, alter or terminate this Plan at any time without the prior approval of the Board; provided, however, that the Committee may not, without approval by the Board and the shareholders of the Company:

         (a) increase the amount of securities that may be issued under the Plan (except as provided in Section 3(b));

         (b) materially modify the requirements as to eligibility for participation in the Plan; or

         (c) otherwise materially increase the benefits accruing to participants under the Plan.

10.      CHANGE IN CONTROL

         Upon a Change in Control, in order to maintain an Eligible Officer's rights under the Plan, there shall be an acceleration of any Performance Period relating to any Incentive Award, and payment of any Incentive Award shall be made in cash as soon as practicable after such Change in Control based upon achievement of the Performance Goals applicable to such award up to the date of the Change in Control. Further, the Company's obligation with respect to such Incentive Award shall be assumed, or new obligations substituted therefor, by the acquiring or surviving corporation after such Change in Control. In addition, prior to the date of such Change in Control, the Committee, in its sole judgment may make adjustment to any Incentive Award as may be appropriate to reflect such Change in Control.

11.      EFFECTIVE DATE; TERM OF THE PLAN

         This Plan shall be submitted to the shareholders of the Company for their approval and adoption on January 26, 1995 or such other date fixed for the next meeting of shareholders or any adjournment or postponement thereof. If approved and adopted by the shareholders, the Plan will become effective as of September 14, 1994. Unless terminated sooner by the Committee, to the extent necessary to ensure that Incentive Award payments be deductible under the Code, the Plan shall terminate on, and no Incentive Awards shall be granted after, the first meeting of shareholders occurring in calendar year 2000.


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